Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of The Steak n Shake Company and management's report on the effectiveness of internal control over financial reporting dated December 8, 2005, appearing in the Annual Report on Form 10-K of The Steak n Shake Company for the year ended September 28, 2005.

/s/ Deloitte & Touche LLP

Indianapolis, Indiana

August 28, 2006

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